Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule
                           14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           CCB FINANCIAL CORPORATION

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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                           CCB Financial Corporation
                              111 Corcoran Street
                              Post Office Box 931
                       Durham, North Carolina 27702-0931


                     ------------------------------------
                    Notice of Annual Meeting of Shareholders
                     ------------------------------------
                           To Be Held April 21, 1998

     NOTICE is hereby given that the Annual Meeting of Shareholders of CCB Financial Corporation (the "Corporation") will be held as follows:


                    Place: George Watts Hill Alumni Center,
                           Stadium Drive at Ridge Road
                           on the campus of the University of
                           North Carolina at Chapel Hill,
                           Chapel Hill, North Carolina

                    Date:  Tuesday, April 21, 1998

                    Time:  11:00 A.M.

     For your convenience, a map with directions to the George Watts Hill Alumni Center appears on the back outside cover of the accompanying Proxy Statement.

     THE PURPOSES OF THE ANNUAL MEETING ARE:

     1. To amend Paragraph 4 of the Amended and Restated Charter of the Corporation to increase the number of shares of stock which the Corporation has the authority to issue.

     2. To elect seven members of the Board of Directors for terms of three years, one member for a term of two years and one member for a term of one year.

     3. To consider a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent accountants for the year ending December 31, 1998.

     4. To consider and act on any other matters that may properly come before the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set as the close of business on February 27, 1998.

     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.



                                        Sincerely,



                                        /s/ Ernest C. Roessler
                                        ERNEST C. ROESSLER,
                                        Vice Chairman, President and Chief
                                        Executive Officer

March 18, 1998

                           CCB Financial Corporation
                              111 Corcoran Street
                              Post Office Box 931
                       Durham, North Carolina 27702-0931


                                --------------
                                Proxy Statement
                                --------------
                         Mailing Date: March 18, 1998



                        Annual Meeting of Shareholders
                           To Be Held April 21, 1998


General

     This Proxy Statement is being distributed in connection with the solicitation by the Board of Directors of CCB Financial Corporation (the "Corporation") of appointments of proxy in the form enclosed herewith for the 1998 Annual Meeting of Shareholders of the Corporation and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 21, 1998, beginning at 11:00 A.M., at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road, on the campus of the University of North Carolina at Chapel Hill, Chapel Hill, North Carolina. For your convenience, a map with directions to the George Watts Hill Alumni Center appears on the back outside cover of this Proxy Statement.

     As used in this Proxy Statement, the term "the Bank" refers to the Corporation's North Carolina-chartered commercial bank subsidiary, Central Carolina Bank and Trust Company, Durham, North Carolina, and the term "AFB" refers to American Federal Bank, FSB, Greenville, South Carolina.


Voting of Appointments of Proxies; Revocation

     Persons named in the enclosed appointment of proxy as proxies for shareholders at the Annual Meeting are Leo P. Pylypec, Secretary of the Corporation and the Bank, W. Harold Parker, Jr., Controller of the Corporation and the Bank, and Manuel L. Rojas, General Auditor of the Bank. Shares represented by each appointment of proxy which is properly executed, returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, those shares will be voted "FOR" the election of each of the nine nominees for director named in Proposal 2 and "FOR" the other proposals described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 2 becomes unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the Annual Meeting, the proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment.

     A shareholder may revoke an appointment of proxy at any time before the shares represented by it have been voted by filing with Mr. Pylypec at the address above an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.


Expenses of Solicitation

     The Corporation will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mail, appointments of proxy may be solicited in person or by telephone by officers, directors, or employees of the Corporation and its subsidiaries without additional compensation. The Corporation has engaged Corporate Investor Communications, Inc., to assist in the solicitation of appointments of proxy. The fee for such services will be approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses. The Corporation also will reimburse brokerage houses and other nominees for expenses incurred in forwarding the Corporation's proxy materials to beneficial owners of its voting securities.


Record Date

     The Board of Directors has set February 27, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be entitled to vote at the Annual Meeting.

Voting Securities

     The voting securities of the Corporation are the shares of its $5.00 par value common stock ("Common Stock"), of which 50,000,000 shares were authorized and 20,789,901 shares were outstanding as of the Record Date. On such date there were approximately 9,200 shareholders of record.


Voting Procedures; Votes Required for Approval

     The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. At the Annual Meeting, each shareholder will be entitled to cast one vote for each share of Common Stock held of record on the Record Date for each matter submitted for voting and, in the election of directors, for each director to be elected.

     In voting for directors under Proposal 2, the nine nominees receiving the highest numbers of votes will be elected. Votes may be cast in favor of director nominees or withheld. Withheld votes are not treated as votes cast and, therefore, will have no effect on the election of directors. In the case of the other proposals, for such proposals to be approved, the number of votes cast for approval must exceed the number of votes cast against approval. Under the rules of the New York Stock Exchange (the "NYSE"), broker-dealers who hold shares in street name have the authority to vote on certain routine items when they have not received voting instructions from beneficial owners, in this case, Proposals 2 and 3. Proposal 1, however, is not considered to be a routine matter under the rules of the NYSE. Accordingly, broker-dealers who hold shares in street name and have not received instructions from beneficial owners will not have authority to vote on Proposal 1 ("broker non-votes"). Under North Carolina law, broker non-votes are not treated as votes cast, and, therefore, will have no effect on the vote for Proposal 1. Similarly, abstentions are not treated as votes cast and, therefore, will have no effect on the vote for any proposal.


Amount and Nature of Beneficial Ownership of Voting Securities

     Set forth below is information regarding the only entity known to management of the Corporation to beneficially own more than five percent of the issued and outstanding shares of Common Stock as of December 31, 1997.



                                      Amount and Nature      Percentage
        Name and Address            Beneficial Ownership     of Class(1)
--------------------------------   ----------------------   ------------
     Central Carolina Bank and      1,144,798(2)            5.51%
       Trust Company
     111 Corcoran Street
     Post Office Box 931
     Durham, North Carolina
     27702-0931


---------
(1) The calculation of the percentage of class beneficially owned is based on the 20,776,412 shares of the Corporation's Common Stock issued and outstanding on December 31, 1997.

(2) Shares beneficially owned by the Bank are held through its trust department in various fiduciary capacities. In addition to the shares reflected above, the Bank holds certain other shares in various fiduciary capacities as to which the Bank disclaims beneficial ownership. The aggregate number of shares held by the Bank includes 1,113,772 shares over which the Bank exercises sole voting power, 31,026 shares over which the Bank has shared voting power, 626,474 shares over which the Bank has sole investment power, and 224,927 shares over which the Bank has shared investment power.

Set forth below is information as of December 31, 1997 regarding the beneficial ownership of Common Stock by the Corporation's current directors and executive officers individually, and by all current directors and executive officers of the Corporation as a group. No current director or executive officer owned more than one percent of the shares outstanding on December 31, 1997. Current directors and executive officers as a group owned 3.17% of the shares outstanding on such date.



                                                 Amount and Nature of
                    Name                        Beneficial Ownership(1)
--------------------------------------------   ------------------------
       William L. Abercrombie, Jr.                       69,066(2)
       John M. Barnhardt                                 13,054(3)
       J. Harper Beall, III                              30,877(4)
       James B. Brame, Jr.                                5,868(5)
       Timothy B. Burnett                                 3,663(6)
       W. L. Burns, Jr.                                 148,566(7)
       Blake P. Garrett, Jr.                             43,520(8)
       Edward S. Holmes                                   8,701(9)
       Bonnie McElveen-Hunter                             3,567(10)
       David B. Jordan                                   21,557(11)
       C. Dan Joyner                                     19,376(12)
       Owen G. Kenan                                      6,318(13)
       Eugene J. McDonald                                 7,055(14)
       Hamilton W. McKay, Jr., M.D.                      14,240(15)
       George J. Morrow                                   1,985(16)
       Eric B. Munson                                     3,788(17)
       Ernest C. Roessler                                42,538(18)
       Dr. David E. Shi                                   6,825(19)
       Miles J. Smith, Jr.                               72,842(20)
       Jimmy K. Stegall                                  34,964(21)
       H. Allen Tate, Jr.                                19,243(22)
       James L. Williamson                                6,653(23)
       Dr. Phail Wynn, Jr.                                4,053(24)
       J. Scott Edwards                                  41,211(25)
       Richard L. Furr                                   32,516(26)
       All current directors and executive              662,046(27)
       officers as a group (25 persons)

---------
(1) Except as otherwise noted, each individual exercises sole voting and investment power with respect to all shares shown as beneficially owned.

(2) Includes 9,510 shares with respect to which Mr. Abercrombie exercises shared voting and investment power, 40,092 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only and 7,148 shares held under the 401(k) Plan of AFB as to which he is considered to have sole investment power only.

(3) Includes 2,500 shares which Mr. Barnhardt could purchase under a presently exercisable option and as to which he is considered to have sole investment power only and 1,303 shares held by participants of a self-directed profit-sharing plan sponsored by a company he controls, and 2,006 shares with respect to which he exercises shared voting and investment power.

(4) Includes 10,142 shares which Mr. Beall could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 8,160 shares with respect to which he exercises shared voting and investment power. Does not include 2,010 shares held by Mr. Beall's spouse and children and with respect to which he disclaims any beneficial ownership.

(5) Includes 2,000 shares which Mr. Brame could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(6) Includes 1,500 shares which Mr. Burnett could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(7) Includes 39,884 shares with respect to which Mr. Burns exercises shared voting and investment power, 2,000 shares with respect to which he exercises sole voting power only, 3,804 shares under the Corporation's
    Section 401(k) Retirement Savings Plan (the "401(k) Plan") as to which he is considered to have sole investment power only, and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(8) Includes 23,807 shares with respect to which Mr. Garrett exercises shared voting and investment power and 5,698 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(9) Includes 2,500 shares which Mr. Holmes could purchase under a presently exercisable option and as to which he is considered to have sole investment power only. Does not include 21,648 shares held by his spouse and with respect to which he disclaims any beneficial ownership.

(10) Includes 1,000 shares which Ms. McElveen-Hunter could purchase under a presently exercisable option and as to which she is considered to have sole investment power only.

(11) Includes 1,340 shares with respect to which Mr. Jordan exercises shared voting and investment power, 1,547 shares under the 401(k) Plan as to which he is considered to have sole investment power only, and 920 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(12) Includes 1,144 shares with respect to which Mr. Joyner exercises shared voting and investment power and 5,698 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(13) Includes 3,530 shares with respect to which Mr. Kenan exercises shared voting and investment power and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(14) Includes 1,902 shares with respect to which Mr. McDonald exercises shared voting and investment power and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(15) Does not include 779 shares held by Dr. McKay's spouse and son and with respect to which he disclaims any beneficial ownership.

(16) Includes 1,000 shares which Mr. Morrow could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(17) Includes 2,500 shares which Mr. Munson could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(18) Includes 3,247 shares with respect to which Mr. Roessler exercises shared voting and investment power, 11,338 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 7,707 shares held under the 401(k) Plan as to which he is considered to have sole investment power only.

(19) Includes 4,698 shares which Dr. Shi could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(20) Includes 7,982 shares with respect to which Mr. Smith exercises shared voting and investment power and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(21) Includes 5,452 shares with respect to which Mr. Stegall exercises shared voting and investment power and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(22) Includes 5,387 shares with respect to which Mr. Tate exercises shared voting and investment power and 2,500 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only. Does not include a total of 1,650 shares held by or for Mr. Tate's spouse and children and with respect to which he disclaims any beneficial ownership.

(23) Includes 2,500 shares which Mr. Williamson could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(24) Includes 2,500 shares which Dr. Wynn could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(25) Includes 11,246 shares under the 401(k) Plan as to which Mr. Edwards is considered to have sole investment power only and 4,553 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only.

(26) Includes 4,180 shares with respect to which Mr. Furr exercises shared voting and investment power, 5,818 shares which he could purchase under a presently exercisable option and as to which he is considered to have sole investment power only, and 5,184 shares under the 401(k) Plan as to which he is considered to have sole investment power only.

(27) Includes an aggregate of 381,453 shares with respect to which current directors and executive officers exercise sole voting and investment power, 120,000 shares with respect to which they have shared voting and investment power, 2,000 shares with respect to which they have sole voting power only, 121,957 shares which such persons could purchase under presently exercisable options and as to which they have sole investment power only, and 36,636 shares under the 401(k) Plan as to which they have sole investment power only.


     PROPOSAL 1: AMENDMENT OF THE AMENDED AND RESTATED CHARTER PROVISIONS
                          REGARDING ISSUANCE OF STOCK


   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

     The Board of Directors has voted to recommend to the shareholders an amendment to Paragraph 4 of the Corporation's Amended and Restated Charter to increase by 55,000,000 the number of authorized shares of the Corporation's capital stock (the "Share Amendment"). The Corporation presently has 55,000,000 shares authorized, with 50,000,000 of such shares classified as Common stock and the remaining 5,000,000 shares classified as serial preferred stock ("Preferred Stock"). On the Record Date, there were 20,789,901 shares of Common Stock and no shares of Preferred Stock issued and outstanding. If the Share Amendment is approved by the shareholders, the Corporation will then have 110,000,000 shares authorized, with 100,000,000 of such shares classified as Common Stock and the remaining 10,000,000 shares classified as Preferred Stock. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the Share Amendment. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.

     The Share Amendment has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for future acquisitions and general corporate needs, such as future stock dividends, stock splits, or issuance under stock-based benefit plans. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock or Preferred Stock proposed to be authorized. If the Share Amendment is approved by the shareholders, such shares would be available for issuance without further action by the shareholders, unless required by the Corporation's Amended and Restated Charter or bylaws or by applicable law.

     The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The issuance of additional shares of Common Stock or shares of Preferred Stock by the Corporation may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.

     The text of the first sentence of Paragraph 4 of the Amended and Restated Charter, as proposed to be amended, is as follows:

     "The total number of shares of capital stock which the corporation has authority to issue is 110,000,000, of which 100,000,000 shall be common stock, $5.00 par value, and 10,000,000 shall be serial preferred stock."

     In order for Proposal 1 to be approved, the number of votes cast for it must exceed the number of votes cast against it.

                       PROPOSAL 2. ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NINE NOMINEES NAMED BELOW FOR THE TERMS AS INDICATED.



                                                   Principal Occupation
Name and Age                                      and Other Directorships                     Director Since(1)
----------------------------- -------------------------------------------------------------- ------------------
Three-Year Term:
John M. Barnhardt             Chairman and President, Barnhardt                              1995
     (61)                     & Walker, Inc. (advertising and public relations)
James B. Brame, Jr. (2)       President, Brame Specialty Co., Inc. (paper products, office   1993
     (52)                     supplies and equipment)
David B. Jordan               Vice Chairman of the Board of the Corporation and the Bank;    1995
     (61)                     Former Vice Chairman and Chief Executive Officer of
                              Security Capital Bancorp (acquired by the Corporation in
                              1995); Director of AFB
C. Dan Joyner                 President of Prudential/C. Dan Joyner Co., Inc. (real estate     1997 (3)
     (60)                     broker)
Eric B. Munson                Executive Director, University of North Carolina Hospitals     1985
     (55)
Dr. David E. Shi              President, Furman University                                     1997 (3)
     (46)
Jimmy K. Stegall              President, Service Oil of Monroe, Inc. (petroleum marketer     1995
     (67)                     and real estate development)
Two-Year Term:
William L. Abercrombie, Jr.   Vice Chairman of the Board of the Corporation and the Bank;      1997 (3)
     (50)                     Chairman of the Board, President and Chief Executive
                              Officer of AFB
One-Year Term:
Blake P. Garrett, Jr.         Partner, Garrett and Garrett Construction (commercial real       1997 (3)
     (57)                     estate development); Trustee, Real Estate Fund Investment
                              Trust
Remaining Directors Not Subject To Election in 1998
Serving a Two-Year Term
Ending in 1999:
Timothy B. Burnett            President, Bessemer Improvement Company (industrial and        1994
     (57)                     commercial real estate development); Trustee, Alexander
                              Hamilton Insurance Trust
Owen G. Kenan                 President, Kenan Enterprises, Inc. (commercial real estate     1981
     (54)                     holding company), Kenan Developments, Inc. (commercial
                              real estate developer); also serves as Director, Kenan
                              Transport Co., Inc. (bulk products hauler), Vice Chairman,
                              Flagler Systems, Inc. (hotel and property management), and
                              Chairman, Kenan Global Enterprises, LLC (international
                              investments)
Bonnie McElveen-Hunter        President, Pace Communications, Inc. (publishing)              1996
     (47)
George J. Morrow              Managing Director, Glaxo Wellcome U.K. Ltd. (pharmaceu-        1996
     (46)                     ticals)
Ernest C. Roessler            Vice Chairman of the Board, President and Chief Executive      1993
     (56)                     Officer of the Corporation and the Bank; Director of AFB
H. Allen Tate, Jr.            President, Allen Tate Company, Inc. (residential real estate   1989
     (66)                     broker); Director, Reliance Relocation Services, Inc.

                                                   Principal Occupation
Name and Age                                     and Other Directorships                     Director Since(1)
----------------------------- ------------------------------------------------------------- ------------------
Serving A Three-Year
Term Ending in 2000:
J. Harper Beall, III          President, Fairfield Chair Company (furniture manufacturer)          1994
     (56)
Edward S. Holmes              Partner, Holmes & McLaurin (attorneys)                               1973
     (68)
Eugene J. McDonald            President, Duke Management Company (asset management                 1985
     (65)                     company affiliated with Duke University); Executive Vice
                              President, Duke University; Director, Key Funds, Inc.; and
                              Director, Flag Group of Mutual Funds
Hamilton W. McKay Jr., M.D.   President Emeritus and Consultant to Carolina Asthma &               1990
     (68)                     Allergy Center, P.A.
James L. Williamson           Retired since 1990, previously Partner, KPMG Peat Marwick            1995
     (65)                     LLP (certified public accountants)
Dr. Phail Wynn, Jr.           President, Durham Technical Community College                        1992
     (50)
Chairman Emeritus:(4)
W.L. Burns, Jr.               Former Chairman of the Boards of Directors of the                    1972
     (70)                     Corporation and the Bank

---------
(1) Refers to the year in which a person first was elected a director of the Corporation or, if prior to the Corporation's organization in 1983, the year in which such person first was elected a director of the Bank.

(2) During 1997, the Bank purchased office supplies and other products from Brame Specialty Co., Inc., in an aggregate amount of $447,257.

(3) Messrs. Abercrombie, Garrett, and Joyner, and Dr. Shi became members of the Boards of Directors of the Corporation and the Bank on August 1, 1997, by action of the then existing Boards of Directors of the Corporation and the Bank, in connection with the Corporation's acquisition of AFB.

(4) Effective upon the election of directors at the 1998 Annual Meeting. As Chairman Emeritus, Mr. Burns will act in an advisory role to the Boards of Directors of the Corporation and Bank, but will not exercise any voting rights. In 1997, in addition to his duties as Chairman of the Boards of
  Directors of the Corporation and Bank, Mr. Burns served as a part-time government relations, marketing and acquisitions consultant to the Corporation and did not receive director's fees. For such services he was paid $97,750 in 1997.


Retirement from the Board of Directors/Successor to Chairman of the Board of Directors

     W.L. Burns, Jr., and Miles J. Smith, Jr., will retire from the Boards of Directors of the Corporation and the Bank after the election of directors at the 1998 Annual Meeting. Mr. Smith has served as a director of the Corporation and Bank since 1995. Mr. Burns was first elected as a director of the Bank in 1972, and as a director of the Corporation upon its organization in 1983. Mr. Burns has served as Chairman of the Boards of Directors of the Corporation and the Bank since 1993, and upon his retirement, will be named Chairman Emeritus of the Boards of Directors of the Corporation and the Bank. Mr. Roessler will succeed Mr. Burns as Chairman of the Boards of Directors of the Corporation and the Bank.


Directors' Compensation

     Directors who are officers do not receive any additional compensation for their service as directors. During 1997 each director of the Corporation received a retainer of $10,000 and an additional retainer of $7,500 if a member of the Executive Committee. Additionally, directors received a fee of $875 for each meeting of the Board of Directors attended and $750 for attendance at each meeting of a committee of the Board of Directors. If the director also served as chairman of the committee, he received an additional fee of $250 for attendance at each committee meeting.

     In order to increase stock ownership of directors in the Corporation, in 1997, the directors were given the option of receiving fees in an amount equal to 120% of the fees to which they were entitled provided they utilized such amount to purchase shares of the Corporation's Common Stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan. Alternatively, the fees may be deferred under a Deferred Compensation Plan that invests solely in the Common Stock of the Corporation. Total directors' fees payable for 1997 were $449,800, of which $347,600 was paid to directors and $102,150 was deferred.

     Additionally, during 1997, each director, depending on length of service to the Board of Directors, was granted from 2,000 to 5,000 options to purchase shares of the Corporation's Common Stock at fair market value on the date of grant. A total of 69,000 options were granted on April 15, 1997, at an exercise price of $63.125 with 50% of the options vesting on the date of grant and 50% on the first anniversary of the date of grant. Additionally, in connection with the acquisition of AFB, Messrs. Garrett and Joyner and Dr. Shi were granted, in the aggregate, a total of 10,840 options on August 1, 1997, at an exercise price of $81.875 with 50% of the options vesting on the date of grant and 50% on the first anniversary of the date of grant.

     Fees for 1998 will be unchanged from 1997 and no further option grants are contemplated in 1998.


Board of Directors' Meetings and Committees

     The Board of Directors held four regular meetings and one special meeting during 1997. All incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and its committees on which they served during 1997 except for Messrs. Hunter, Kenan, and Morrow, whose absences were due to business scheduling conflicts.

     The Board of Directors has several standing committees, including an Audit Committee, a Nominating Committee, and a Compensation Committee. The voting members of these committees are appointed by the Board of Directors annually from among its members. Additionally, certain officers of the Corporation and the Bank are appointed to serve as non-voting, advisory members of each committee.

     The current members of the Audit Committee are Mr. Burnett, who serves as Chairman, and Messrs. Beall, Brame, Garrett, Williamson, Dr. Wynn and Ms. McElveen-Hunter. Officers currently serving as non-voting, advisory members are Messrs. Rojas, Parker, J. Scott Edwards, Executive Vice President of the Corporation and the Bank, Robert L. Savage, Senior Vice President and Chief Financial Officer of the Corporation and the Bank, and B. W. Harris, Jr., retired Controller of the Bank. The primary functions of the Audit Committee are to provide additional assurance regarding the integrity of financial information used by the Board of Directors and distributed to the public by the Corporation and to oversee and monitor the activities of the Corporation's internal and external audit processes, including the nomination of the Corporation's independent accountants. The committee met four times during 1997.

     The current members of the Nominating Committee are Mr. Holmes, who serves as Chairman, Messrs. Burns and Stegall and Dr. Shi and Dr. McKay. Messrs. Pylypec and Roessler currently serve as non-voting, advisory members. The primary function of the Nominating Committee is to recommend candidates to the Board of Directors for selection as nominees for election as directors. The committee has met once since the 1997 Annual Meeting. Any shareholder wishing to make a nomination for director to be considered at the 1999 Annual Meeting anticipated to be held during April 1999 must make such nomination in writing to Mr. Pylypec, Secretary of the Corporation, not less than 60 days nor more than 90 days prior to such meeting. Such notification must include the name and address of the shareholder making the nomination, a representation of the number of shares of the Corporation owned of record by the shareholder and such shareholder's intention to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. As to each person nominated, the notification must include such person's name and address, employment history for the past five years, affiliations (if any) with the Corporation and other corporations, the number of shares of the Corporation that are owned of record or beneficially by such proposed nominee(s) and information concerning any transactions in shares of the Corporation or such other corporation within the prior 60 days. Additionally, information must be given as to whether such proposed nominee(s) has been convicted in a criminal proceeding within the past five years and, if so, the details thereof; whether such person(s) has been a party to any proceeding or subject to any judgment, decree or final order with respect to violations of federal or state securities laws within the past five years and the details thereof, if any, and the details of any contract, arrangement, understanding or relationships with any person with respect to any securities of the Corporation. Further, the proposed nominee's written consent to be named as a nominee and to serve as a director if elected must be provided together with a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the shareholder. Any nomination(s) not made within the confines of the foregoing procedure may be disregarded by the chairman of the meeting.

     The Compensation Committee administers the Corporation's compensation program and has responsibility for matters involving the compensation of executive officers of the Corporation and the Bank. With respect to salaries, however, the Compensation Committee only establishes salary ranges for executive officers while the Executive Committee sets actual salaries within those ranges. All actions of the Compensation Committee are subject to review by the full Board of Directors. The membership of the Compensation Committee, which met five times during 1997, is described below.

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are Mr. Munson, who serves as Chairman, and Messrs. Barnhardt, Burns, Joyner, McDonald and Morrow, with Messrs. Roessler and J. Kent Fawcett, Senior Vice President and Personnel Director of the Corporation and the Bank, serving as non-voting, advisory members.

     The current members of the Executive Committee are Mr. Roessler, who serves as Chairman, and Messrs. Burns, Holmes, Jordan, McDonald, Munson and Dr. Wynn, with Mr. Edwards and Mr. Furr serving as non-voting, advisory members.


Compensation Committee Report

     General. It is the policy of the Compensation Committee to provide a fully competitive, performance-based compensation program that will enable the Corporation to attract, motivate, and retain qualified executive officers. During 1997, the Corporation's executive compensation program provided for (a) annual compensation consisting of base salaries combined with cash incentive bonuses based on the Corporation's financial performance, and (b) long-term compensation consisting of periodic stock option awards combined with incentive compensation based on the Corporation's financial performance. The Corporation also provided certain other compensation plans customary for companies of comparable size. The annual and long-term compensation programs were intended to be competitive with median levels of incentive compensation paid by the Corporation's competitors and were developed based on recommendations made in March 1997 by the Performance and Compensation Management Consulting Group of KPMG Peat Marwick LLP, the Corporation's independent accountants. Recommendations included changes in the methodology used to grant stock options. The 1997 grants used the Black-Sholes methodology which assigns a present (intrinsic) value to an option at the date of grant.

     The Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to limit the deductibility of annual compensation in excess of $1,000,000 paid by public corporations to certain executive officers. The Compensation Committee has not adopted a policy with respect to Section 162(m).

     The following is a discussion of each element of the compensation program for 1997 with respect to the Corporation's executive officers, including Mr. Roessler.

     Annual Compensation Program. The 1997 base salary for Mr. Roessler was set on an objective basis by the Executive Committee using specific performance criteria within a range determined by the Compensation Committee to be competitive with the base salaries paid to chief executive officers of bank holding companies of comparable asset size. The Compensation Committee obtained from Watson-Wyatt Company ("Watson Wyatt"), an independent compensation consulting firm, an analysis of the base salaries of the chief executive officers of approximately 40 unnamed bank holding companies. A graphic summary of this information was prepared to correlate reported base salaries and asset sizes. The approved midpoint of the salary range was set using a regression formula to calculate the base salary of a chief executive officer whose bank has total assets equal in amount to the Corporation's. The 1997 salary set by the Executive Committee for Mr. Roessler was 100% of the midpoint.

     The 1997 salaries of the other executive officers, except Mr. Jordan and Mr. Abercrombie, were set during February 1997, within ranges approved by the Compensation Committee, by the Executive Committee based on its evaluation of the performance and levels of responsibility of each officer and their contribution to the Corporation's financial performance, measured in terms of its return on assets and return on equity, for the prior fiscal year. The salary ranges were set by the Compensation Committee based on its evaluation of the level of demands and responsibility required by each executive position and by the levels of compensation paid by financial institutions of comparable size for similar positions. This comparative analysis was based upon information obtained from Watson-Wyatt regarding salaries paid to executive officers of bank holding companies of comparable asset size, expressed in terms of the ratio of such salaries to the salaries of their respective chief executive officers. The 1997 salary of Mr. Jordan was separately negotiated in connection with the Corporation's acquisition of Security Capital Bancorp ("Security Capital") in 1995 and the 1997 salary of Mr. Abercrombie was separately negotiated in connection with the Corporation's acquisition of AFB in 1997. See "Change in Control and Employment Arrangements."

     The cash incentive bonuses paid for 1997 to Mr. Roessler and to each of the other executive officers were determined under the terms of the Management Performance Incentive Plan (the "Incentive Plan") based on the Corporation's 1997 financial performance, measured in terms of the Corporation's return on assets, return on equity, earnings per share, and efficiency ratio. The Incentive Plan uses a "target bonus" approach to determine the size of each eligible employee's bonus. A participant's base salary and salary grade as of the first day of the fiscal year is used to determine such participant's target bonus. During 1997, individual target bonuses, as a percentage of annual base salary, ranged from a low of 4% to a high of

50%. The overall bonus fund is the sum of the target bonuses of all participants. Actual bonus amounts for participants in the Incentive Plan may be higher or lower than their target bonus amounts and are based upon a comparison of the Corporation's actual performance to the designated performance measures. The maximum bonus for any participant generally may not exceed 200% of his or her target bonus. Additionally, the Corporation's total net income for the fiscal year must exceed a minimum threshold amount in order for any bonuses to be paid under the Incentive Plan. Payment of bonuses under the Incentive Plan are made annually within 75 days of the end of the fiscal year, subject to approval by the Executive Committee. For the year ended December 31, 1997, the Corporation exceeded the designated performance measures by a weighted average of 132.4% and surpassed the applicable minimum net income threshold. Consequently, the actual bonuses received by Mr. Roessler and by each of the other executive officers for 1997 were equal to approximately 132.4% of their respective target bonuses.

     Other forms of annual compensation paid to executive officers in 1997 include the Corporation's matching contributions (the "Matching Contributions") to the account of each executive officer under the 401(k) Plan and the portion of the Corporation's special discretionary contribution to the 401(k) Plan (the "Discretionary Contribution") allocated to the account of each executive officer. The Matching Contributions for Mr. Roessler and the other executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related to the Corporation's or the individual officer's performance for the year. The total amount of the Discretionary Contribution generally was based upon the Corporation's financial performance for 1997, measured in terms of earnings per share, net income, return on assets, and return on equity, although there was no specific formula or other mechanism by which the amount was determined. The portion of the Discretionary Contribution allocated to the accounts of Mr. Roessler and the other executive officers was based upon a formula contained in the terms of the 401(k) Plan.

     Long-Term Compensation Program. To enable the Corporation to attract, retain, and motivate key employees and directors, the Board of Directors adopted the Long-Term Incentive Plan (the "LTIP"). The LTIP was approved by the shareholders of the Corporation at their 1994 Annual Meeting and has a ten-year term. The objective of the LTIP is to provide the Board of Directors with the means to reward achievement of long-term goals in a manner more flexible than that provided by the Corporation's previous long-term incentive compensation arrangements. Under the LTIP, restricted stock, stock options, and performance units (payable in cash, restricted stock, or unrestricted stock) may periodically be granted in various combinations to key officers and directors. The LTIP is administered by the Compensation Committee. Each recipient of an award under the LTIP must enter into a written agreement with the Corporation setting forth the restrictions, terms, and conditions of that particular award.


     During 1997, Mr. Roessler and each of the other executive officers received awards under the LTIP in the form of stock options ("Options") and performance units ("Units"). The Options awarded in 1997 have an exercise price of $63.875 per share, and a term of ten years with 50% of the options vesting on the date of grant and 50% of the options vesting on the first anniversary of the date of grant. The Units awarded in 1997 have a value in range from $0 to $200 each with a target value of $100 each and will be paid only if the Corporation meets or exceeds a specified average return on equity, return on assets and total shareholder return as compared to a peer group of comparably sized banks east of the Mississippi River over a three-year period ending on December 31, 1999. The vesting of Units also is subject to the Corporation's achievement of a minimum level of shareholder return over the three-year performance period. If the targeted performance goals are met, payment in settlement of earned Units will be made as soon as practical following the conclusion of the performance period in cash. The number of Options and Units awarded to Mr. Roessler and to each of the other executive officers was based in each case upon a specified percentage of their current base salary.


Executive Compensation

     The following table shows for 1997, 1996, and 1995, the cash and certain other compensation paid to or received or deferred by the Chief Executive Officer and the four other executive officers of the Corporation (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                       Annual Compensation
                                               ------------------------------------
                                                                         Other
                Name and                                                Annual
               Principal                         Salary    Bonus     Compensation
                Position                 Year    ($)(1)    ($)(2)         ($)
--------------------------------------- ------ --------- --------- ----------------
Ernest C. Roessler
 Vice Chairman, President and Chief     1997   486,160   312,464             --
 Executive Officer of the Corporation   1996   417,150   220,523             --
 and the Bank                           1995   347,707   142,500             --
William L. Abercrombie, Jr. (4)
 Vice Chairman of the Corporation       1997   285,666   158,880        121,500(5)
 and the Bank and Chairman,             1996   262,167    92,605             --
 President and Chief Executive          1995   245,333    84,686             --
 Officer of AFB
David B. Jordan (7)
 Vice Chairman of the Corporation       1997   251,320   129,222             --
 and the Bank                           1996   237,415    83,672             --
                                        1995   208,995    65,292             --
J. Scott Edwards
 Executive Vice President of the        1997   268,315   137,961             --
 Corporation and the Bank               1996   253,380    89,298             --
                                        1995   230,377    80,040             --
Richard L. Furr
 Executive Vice President of the        1997   273,980   140,874             --
 Corporation and the Bank               1996   257,500    90,750             --
                                        1995   233,467    81,075             --



                           SUMMARY COMPENSATION TABLE
                                               Long-Term Compensation
                                                  Awards
                                         Restricted   Securities    Payouts         All
                Name and                   Stock      Underlying      LTIP         Other
               Principal                   Awards    Options/SARs   Payouts    Compensation
                Position                    ($)           (#)         ($)         ($)(3)
--------------------------------------- ----------- -------------- --------- ----------------
Ernest C. Roessler
 Vice Chairman, President and Chief         --          17,240     138,000         31,406
 Executive Officer of the Corporation       --           6,070     63,559          26,046
 and the Bank                               --           6,140         --          20,012
William L. Abercrombie, Jr. (4)
 Vice Chairman of the Corporation           --           6,357                    285,275(6)
 and the Bank and Chairman,                 --             668         --          46,411
 President and Chief Executive              --             668         --          39,463
 Officer of AFB
David B. Jordan (7)
 Vice Chairman of the Corporation           --           6,680         --          27,345
 and the Bank                               --           2,760         --          26,557
                                            --              --         --          23,268
J. Scott Edwards
 Executive Vice President of the            --           7,140     80,000          15,864
 Corporation and the Bank                   --           2,950     62,757          15,511
                                            --           3,470         --          12,844
Richard L. Furr
 Executive Vice President of the            --           7,290     80,000          16,179
 Corporation and the Bank                   --           3,000     62,757          15,750
                                            --           3,520         --          13,001

---------
(1) Consists of salary payable to each Named Executive Officer, including portions of salary deferred at the election of each officer.

(2) Consists entirely of cash bonuses paid to the Named Executive Officers under the Incentive Plan. See "Compensation Committee Report -- Annual Compensation Program."

(3) The amount listed for each Named Executive Officer for 1997 includes (i) the Corporation's matching contributions on behalf of that officer to the 401(k) Plan and (ii) the portion of the Discretionary Contribution to the 401(k) Plan which was allocated to the account of the officer. Those separate amounts for each Named Executive Officer are, respectively: Mr. Roessler -- $20,776 and $10,630; Mr. Abercrombie -- $6,400 and $0; Mr.
    Jordan -- $9,830 and $5,030; Mr. Edwards -- $10,494 and $5,370; Mr. Furr
    -- $10,703 and $5,476. Also includes premiums in the amount of $3,875 paid by the Corporation with respect to whole life insurance for the benefit of Mr. Abercrombie and premiums in the amount of $12,485 paid by the Corporation with respect to split-dollar life insurance for the benefit of Mr. Jordan.

(4) On July, 31, 1997, the Corporation acquired AFB. Amounts paid to Mr. Abercrombie prior to such date were paid to him by AFB in his capacity as Chairman, President and Chief Executive Officer of AFB.

(5) Consists entirely of five (5) payments of $24,300 each from the Corporation to Mr. Abercrombie in connection with the Corporation's acquisition of AFB. See "Change in Control and Employment Arrangements."

(6) Includes a closing bonus in the amount of $275,000 paid to Mr. Abercrombie by the Corporation in connection with the Corporation's acquisition of AFB.

(7) On May 19, 1995, the Corporation acquired Security Capital and its wholly-owned subsidiaries. Amounts paid to Mr. Jordan prior to such date were paid to him by Security Capital in his capacity as Vice Chairman and Chief Executive Officer of Security Capital.

     The following table sets forth information with regard to grants of options during the fiscal year ended December 31, 1997. All such grants were made under the LTIP.


                             OPTION GRANTS IN 1997



                                       Individual Grants
------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                           Value
                                     Number                                                        at Assumed Annual Rates
                                 of Securities     Percent of Total                                    of Stock Price
                                   Underlying      Options Granted                                 Appreciation for Option
                                    Options        to Employees in     Exercise or                          Term
                                    Granted              1997          Base Price     Expiration   ----------------------
Name                                  (#)                (#)             ($/Sh.)         Date        5%($)       10%($)
-----------------------------   ---------------   -----------------   ------------   -----------   ---------   ----------
Ernest C. Roessler                  17,240                8.0%            63.875      3/31/2007     692,542    1,755,037
William L. Abercrombie, Jr.           667(1)               --             62.921      4/23/2007      26,394       66,887
                                    5,690                 2.6%            81.875       8/1/2007     292,982      742,475
David B. Jordan                     6,680                 3.1%            63.875      3/31/2007     268,340      680,026
J. Scott Edwards                    7,140                 3.3%            63.875      3/31/2007     286,818      726,854
Richard L. Furr                     7,290                 3.4%            63.875      3/31/2007     292,844      742,124

---------
(1) Granted under plan of AFB acquired by the Corporation on July 31, 1997.




     The following table sets forth information with regard to option exercises during the fiscal year ended December 31, 1997.


                      AGGREGATED OPTION EXERCISES IN 1997
                    AND OPTION VALUES AT DECEMBER 31, 1997



                                                                  Number of Securities
                                                                       Underlying               Value of Unexercised
                                                                 Unexercised Options at       In-the-Money Options at
                                                                  December 31, 1997 (#)      December 31, 1997 ($) (1)
                               Shares Acquired      Value     ----------------------------- ----------------------------
Name                           on Exercise (#)   Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------- ----------------- ------------- ------------- --------------- ------------- --------------
Ernest C. Roessler                  2,546          154,011       11,338         14,714          548,207       753,578
William L. Abercrombie, Jr.         2,000          168,778       40,092          2,845        3,311,860        72,903
David B. Jordan                        --               --          920          8,520           52,843       397,100
J. Scott Edwards                    1,157           68,263        4,553          6,694          212,202       268,721
Richard L. Furr                     1,193           41,308        5,818          6,827          299,587       357,025

---------
(1) Closing price of the Corporation's Common Stock at December 31, 1997 was $107.50.

     The following table sets forth information with regard to Units granted during 1997. All Units were granted under the LTIP. Each Unit has a designated value of $100 and will vest only if the Corporation meets or exceeds a targeted average return on equity and return on assets over a three-year period beginning January 1, 1997 and ending December 31, 1999.


                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1997



                                                                    Estimated Future
                                                     Performance     Payouts Under
                                                      or Other    Non-Stock Price-Based
                                                       Period            Plans
                                 Number of Shares       Until     --------------------
                                  Units or Other    Maturation or   Target    Maximum
Name                                Rights (#)         Payout        ($)        ($)
------------------------------- ------------------ -------------- --------- ----------
  Ernest C. Roessler                  1,420           1997-99      142,000   284,000
  William L. Abercrombie, Jr.           680           1997-99       68,000   136,000
  David B. Jordan                       550           1997-99       55,000   110,000
  J. Scott Edwards                      590           1997-99       59,000   118,000
  Richard L. Furr                       600           1997-99       60,000   120,000

Pension Plan

     The Corporation maintains a tax-qualified, defined benefit pension plan (the "Pension Plan") in which substantially all full-time employees of the Corporation and its subsidiaries who have been continuously employed for a period of 12 months participate. The following table shows the estimated annual benefit payable under the Pension Plan to participants following retirement at age 65, which is the "normal retirement age" under the Pension Plan, based on various specified numbers of years of service with the Corporation and its subsidiaries and various levels of compensation covered under the Pension Plan.




                                               Years of Service
         Final         -----------------------------------------------------------------
 Average Compensation   15 Years   20 Years   25 Years   30 Years   35 Years   40 Years
---------------------- ---------- ---------- ---------- ---------- ---------- ----------
   $100,000...........  $ 18,000   $ 24,000   $ 30,000   $ 36,000   $ 42,000   $ 48,000
   150,000............    27,000     36,000     45,000     54,000     63,000     72,000
   200,000............    36,000     48,000     60,000     72,000     84,000     96,000
   250,000............    45,000     60,000     75,000     90,000    105,000    120,000
   300,000............    54,000     72,000     90,000    108,000    125,000    125,000
   350,000............    63,000     84,000    105,000    125,000    125,000    125,000
   400,000............    72,000     96,000    120,000    125,000    125,000    125,000
   450,000............    81,000    108,000    125,000    125,000    125,000    125,000
   500,000............    90,000    120,000    125,000    125,000    125,000    125,000
   550,000............    99,000    125,000    125,000    125,000    125,000    125,000
   600,000............   108,000    125,000    125,000    125,000    125,000    125,000

---------
     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Compensation covered by the Pension Plan each year is a participant's annual base salary and short-term bonus. At his or her retirement, a participant's annual benefit under the Pension Plan is based on his or her average covered compensation for any five consecutive plan years during the last ten years preceding normal retirement age ("Final Average Compensation"). However, under tax laws in effect at December 31, 1997, the amount of a participant's annual compensation taken into account for benefit calculation purposes under the Pension Plan may not exceed $160,000, and maximum annual benefits payable under the Pension Plan are $125,000. As of December 31, 1997, the Final Average Compensation and years of service of each of the Named Executive Officers would have been: Mr. Roessler -- $454,035 and 9 years; Mr. Abercrombie -- $396,105 and 24 years; Mr. Jordan -- $240,779 and 38 years; Mr. Edwards -- $278,807 and 29 years; and Mr. Furr -- $281,804 and 26 years.

     As described above, tax laws place limits on the amount of compensation that may be taken into account for benefit calculation purposes under the Pension Plan and in the maximum amount of benefits payable under the Pension Plan. The Corporation has adopted a supplemental retirement plan which operates in conjunction with the Pension Plan and under which a retiree will receive annual benefits in an amount equal to the difference, if any, between his actual annual benefit under the Pension Plan and the amount he would receive under the Pension Plan in the absence of the above limitations. At December 31, 1997, Messrs. Roessler, Abercrombie, Jordan, Edwards, and Furr would have qualified for annual benefits at normal retirement under the supplemental plan in the amounts of $30,766, $76,260, $2,922, $40,538, and $37,280, respectively.



Change in Control and Employment Arrangements

     In 1998 the Corporation and Bank entered into Employment and Amended and Restated Change in Control Agreements (collectively referred to as "Executive Employment Agreements"), with Messrs. Roessler ("Roessler Employment Agreement"), Edwards ("Edwards Employment Agreement"), and Furr ("Furr Employment Agreement") as senior executive officers of the Corporation and Bank (individually, Messrs. Roessler, Edwards, and Furr, herein called the "Executive"). The Roessler Agreement provides that Mr. Roessler will be employed as the President and Chief Executive Officer of the Corporation and the Bank. The Board of Directors of the Corporation shall nominate and use its best efforts to secure the election of Mr. Roessler as a director of the Corporation during the term of the Roessler Employment Agreement. The Boards of Directors of the Corporation and Bank shall cause the outstanding shares of the direct and indirect subsidiaries of the Corporation and Bank to elect Mr. Roessler as a member of the Boards of Directors of such subsidiaries as will be useful to Mr. Roessler in the performance of his duties. At all times as Mr. Roessler serves as a director of the Corporation and Bank, he shall be appointed to the Executive Committees of those Boards of Directors. The Roessler Employment Agreement has a five-year term, beginning on its Effective Date (as defined within the Roessler Employment Agreement), and will automatically, without further action by the Board of Directors of the Corporation or Bank, be extended for an additional one year period on each anniversary of its Effective Date, provided that either party may cause the term of the Roessler Employment Agreement to cease to extend automatically. Mr. Roessler will receive cash compensation consisting of a base salary of $521,000 per year and will be entitled to participate in all incentive, savings, retirement and welfare plans, practices, policies and programs applicable generally to senior executive employees of the Corporation or Bank.

     The Edwards Employment Agreement provides that Mr. Edwards will be employed as Executive Vice President in charge of the Administrative Group of each of the Corporation and Bank. In his executive capacities, Mr. Edwards shall report to the President and Chief Executive Officer of the Corporation and Bank, as applicable. The Edwards Employment Agreement has a three-year term, beginning on its Effective Date (as defined within the Edwards Employment Agreement), and will automatically, without further action by the Board of Directors of the Corporation or Bank, be extended for an additional one year period on each anniversary of the Effective Date provided that either party may cause the term of the Edwards Employment Agreement to cease to extend automatically. Mr. Edwards will receive cash compensation consisting of a base salary of $290,000 per year and will be entitled to participate in all incentive, savings, retirement and welfare plans, practices, policies and programs applicable generally to senior executive officers of the Corporation or Bank.

     The Furr Employment Agreement provides that Mr. Furr will be employed as Executive Vice President in charge of the Banking Group of each of the Corporation and Bank. In his executive capacities, Mr. Furr shall report to the President and Chief Executive Officer of the Corporation and Bank, as applicable. The Furr Employment Agreement has a three-year term, beginning on its Effective Date (as defined within the Furr Employment Agreement), and will automatically, without further action by the Board of Directors of the Corporation or Bank, be extended for an additional one year period on each anniversary of its Effective Date provided that either party may cause the term of the Furr Employment Agreement to cease to extend automatically. Mr. Furr will receive cash compensation consisting of a Base Salary of $301,650 per year and will be entitled to participate in all incentive, savings, retirement and welfare plans, practices, policies and programs applicable generally to senior executive officers of the Corporation or Bank.

     Each Executive Employment Agreement provides, among other benefits to the Executive, that the Corporation and Bank shall maintain a split-dollar life insurance agreement ("Split Dollar Agreement") with the Executive, and together with the Executive, maintain a related life insurance policy to be owned by the Executive and collaterally assigned to the Corporation and/or the Bank ("Insurance Policy"), providing coverage on the life of the Executive for the benefit of the Executive's estate, beneficiaries designated by him, and/or trusts created by him. Each Executive Employment Agreement also provides that the Compensation Committee of the Board of Directors of the Corporation shall annually review the Executive's total compensation and in its sole discretion may adjust the Executive's Base Salary from year to year, but during the term of the Executive Employment Agreement ("Employment Period") neither the Compensation Committee nor the Board of Directors of the Corporation or the Bank may decrease the Executive's Base Salary below the amount stated within the Executive Employment Agreement, and periodic increases, once granted, shall not be subject to revocation.

     If during the Employment Period the Corporation or Bank terminates an Executive Employment Agreement other than for Cause or Disability or the Executive terminates it for Good Reason (each as defined therein), in any of the foregoing cases within one year after a Change in Control ("Change in Control Termination"), the Executive shall be entitled to receive, among other things and in addition to compensatory amounts owed to him for the current fiscal year, an amount equal to 2.99 times the total of the Executive's Base Salary and aggregate cash bonus for the last completed fiscal year. Moreover, under certain circumstances in connection with a Change in Control Termination, as provided within the Executive Employment Agreements, the Corporation shall immediately grant a vested and nonforfeitable award under the Long Term Incentive Plan ("LTIP") of the same type and the same quantitative amount as awarded to the Executive under the LTIP for the previous fiscal year, and/or an award under the Executive Management Incentive Program of the same type and in the same quantitative amount as awarded in the previous fiscal year. All options previously granted to each Executive that are unvested as of the date of the Change in Control Termination shall be deemed vested, fully exercisable and nonforfeitable as of that date, subject to certain exceptions provided within the Executive Employment Agreements, and Executive benefits under all nonqualified benefit plans shall be 100% vested. Following a Change in Control Termination, the Corporation and the Bank shall maintain and continue to pay, during the term remaining in the Employment Period from and after the date of the Change in Control Termination, all premiums due under the Split Dollar Agreement and the Insurance Policy; provided, however, that upon or at any time prior to the expiration of the Continuing Period, the Executive may exercise his right under his Executive Employment Agreement to terminate the Split Dollar Agreement and the Insurance Policy.

     During the Executive's Employment Period and the remainder of his Employment Period after termination of his Executive Employment Agreement, each Executive has agreed to refrain, with certain exceptions provided, within the States of South Carolina and North Carolina, directly or indirectly in any capacity from rendering his services or engaging or having a financial interest in, any business that shall be competitive with any of those business activities in which the Corporation or its subsidiaries are engaged as of the date of termination of his employment. Each Executive has also agreed to refrain from soliciting the provision of services included in the business activities of the Corporation or its subsidiaries to certain customers or potential customers of the Corporation or its subsidiaries. The obligations of the Corporation and Bank under the Executive Employment Agreements are subject to certain regulatory intervention as outlined within the Executive Employment Agreements.


     In connection with its acquisition of Security Capital in May 1995 the Corporation assumed all rights and obligations of Security Capital. These rights and obligations include an employment agreement (the "Jordan Agreement") with David B. Jordan providing for Mr. Jordan to serve as Vice Chairman of the Corporation and the Bank, to be elected to the Board of Directors of both the Corporation and the Bank and to be recommended for re-election to the Board on an annual basis until March 15, 2001. On such date, the Jordan Agreement terminates. The Jordan Agreement requires a base compensation equal to his total annualized base salary from Security Capital and its subsidiaries in effect immediately prior to the acquisition as well as participation in all fringe benefit plans for key employees of the Corporation presently in effect or that may be made available in the future. At any time after Mr. Jordan reaches his 60th birthday, he may elect to reduce his duties and responsibilities with a reduction in his base salary to $150,000 upon the next anniversary of the date of the Jordan Agreement. Upon making such election, his participation in certain key employee incentive plans will terminate. The Jordan Agreement also provides for the payment of an amount equal to 299% of Mr. Jordan's then applicable base salary upon certain events occurring after a change of control of the Corporation defined as: a merger after which shareholders of the Corporation's voting securities outstanding immediately prior to such event receive or retain less than 50% of the voting securities of the survivor by merger; any person acquires more than 20% of the Corporation; 50% of the Bank's securities is owned by a person or entity other than the Corporation; or the sale of more than 50% of the assets of either the Corporation or the Bank.

     The Corporation acquired AFB in 1997, and in connection with that acquisition, entered into an employment agreement (the "CCB Abercrombie Agreement") with Mr. Abercrombie, the Chief Executive Officer of AFB. The CCB Abercrombie Agreement provides that Mr. Abercrombie will be employed as Vice Chairman of the Board of Directors of the Corporation and President and Chief Executive Officer of the Corporation's principal banking subsidiary located in South Carolina. The Board of Directors shall nominate and use its best efforts to secure the election of Mr. Abercrombie as a director of the Corporation during the term of the CCB Abercrombie Agreement and if Mr. Abercrombie is elected, he shall serve as a member of the Executive Committee of the Board of Directors. The CCB Abercrombie Agreement has a five-year term, beginning on its Effective Date (as defined therein), and will automatically, without further action by the Board of Directors, be extended for an additional one-year period on each anniversary of the Effective Date, provided that either party may cause the term of the CCB Abercrombie Agreement to cease to extend automatically. Mr. Abercrombie will receive cash compensation consisting of a base salary of $300,000 per year and will be entitled to participate in all incentive, savings, retirement and welfare plans, practices, policies and programs applicable generally to senior executive officers of the Corporation on the same basis as such other senior executive officers, with full credit given to Mr. Abercrombie's total accumulated years of service at AFB for purposes of determining vesting and eligibility. The Corporation shall also, if requested by Mr. Abercrombie, assume and maintain on behalf of Mr. Abercrombie that certain Supplemental Retirement Benefit Agreement, dated as of December 19, 1994, between Mr. Abercrombie and AFB. In addition to any bonus earned by Mr. Abercrombie pursuant to the Corporation's regular incentive plans, the Corporation shall pay to Mr. Abercrombie a monthly bonus for each of the 24 months immediately following the Effective Date in the amount of $24,300.

     The CCB Abercrombie Agreement provides that either Mr. Abercrombie or the Corporation may terminate his employment in consideration of various payments by the Corporation based upon certain circumstances. In addition, during the six-month period immediately following the second anniversary of the CCB Abercrombie Agreement's effect, either Mr. Abercrombie or the Corporation may terminate Mr. Abercrombie's employment. In such event, Mr. Abercrombie will continue to receive payments from the Corporation calculated on the basis of the remaining period of the CCB Abercrombie Agreement ("Employment Period"), but not to exceed three years. During his Employment Period and the remainder of his Employment Period after termination of Mr. Abercrombie's employment, Mr. Abercrombie has agreed to refrain, with certain exceptions provided, within the States of South Carolina and North Carolina, directly or indirectly, in any capacity, from rendering his services or engaging or having a financial interest in, any business that shall be competitive with any of those business activities in which the Corporation or its subsidiaries are engaged as of the date of termination of Mr. Abercrombie's employment. Mr. Abercrombie has also agreed to refrain from soliciting the provision of services included in the business activities of the Corporation or its subsidiaries to certain customers or potential customers of the Corporation or its subsidiaries.

     Contemporaneously with the execution of the CCB Abercrombie Agreement, AFB, as a subsidiary of the Corporation, also entered into an employment agreement with Mr. Abercrombie ("AFB Abercrombie Agreement"). The AFB Abercrombie Agreement provides that Mr. Abercrombie will continue to serve as President and Chief Executive Officer of AFB during the term of the AFB Abercrombie Agreement. The term of the AFB Abercrombie Agreement will run concurrently with the term of the CCB Abercrombie Agreement, unless earlier terminated as provided in the CCB Abercrombie Agreement, or by the Board of Directors of AFB. Mr. Abercrombie's compensation under the AFB Abercrombie Agreement is provided by the Corporation in accordance with the terms of the CCB Abercrombie Agreement.

     Finally, under the provisions of the LTIP, if a change in control of the Corporation occurs (a) all stock options granted thereunder then unexercised and outstanding will become fully exercisable, (b) all restrictions applicable to all shares of restricted stock granted thereunder then outstanding will be deemed lapsed and satisfied, and (c) all performance units granted thereunder will be deemed to have been fully earned as of the date thereof subject to the limitation that such stock options, shares of restricted stock, and performance units have been granted and outstanding for more than six months as of the date of such change in control. If (a) a participant's employment is terminated by the Corporation or any of its subsidiary corporations prior to a change in control without cause at the request of a person who has entered into an agreement with the Corporation the consummation of which will constitute a change in control or (b) the participant terminates his or her employment with the Corporation or any of its subsidiary corporations prior to a change in control of the Corporation and the circumstance or event which causes such termination occurs at the request of such person, then a change in control will be deemed to have occurred immediately prior to such participant's termination of employment. If the making of any payment or payments under the LTIP would
(a) subject the participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto or (b) result in the Corporation's loss of a deduction from federal taxable income for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an "Adverse Tax Consequence"), then, unless otherwise expressly provided in the underlying award agreement, the payments attributable to the LTIP that are "parachute payments" within the meaning of Section 280G of the Code will be reduced, as determined by the Compensation Committee in its sole discretion, but after consultation with the participant affected, to the extent necessary to avoid any Adverse Tax Consequence.

Performance Graph
     The following line graph illustrates the cumulative total shareholder return on the Corporation's Common Stock over the five-year period ended December 31, 1997 and the cumulative total return over the same period of: (a) two broad equity market indices, the Dow Jones Industrial Average and the Standard and Poor's 500 Composite Index, and (b) a published industry index, the SNL Banks (Southeast) Index. The graph assumes $100 originally invested on December 31, 1992 and that all subsequent dividends were reinvested in additional shares.


                           CCB Financial Corporation
               Comparison of Cumulative Total Shareholder Return
                          Years Ended December 31 (1)

[GRAPHIC OMITTED]




(1) Closing price of the Corporation's Common Stock:
     December 31, 1992 - $35.63
     December 31, 1993 - $33.25
     December 31, 1994 - $34.75
     December 31, 1995 - $55.50
     December 31, 1996 - $68.25
     December 31, 1997 - $107.50

Transactions with Management

     The Bank, AFB and the Corporation's other financial institution subsidiary have had, and expect to have in the future, lending transactions in the ordinary course of business with many of their officers and directors and with associates of such persons. All loans included in such transactions during 1997 were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.


Section 16(a) Beneficial Ownership Reporting Compliance

     Directors, executive officers, and certain principal shareholders of the Corporation are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of Common Stock. During 1997, the Corporation determined that year end reports filed under Section 16(a) by Messrs. Holmes and McDonald, for 1995-1997, and by Mr. Morrow for 1996 and 1997, should have reflected purchases of the Corporation's stock by such directors through the Corporation's deferred directors' fees program. Reports reflecting these acquisitions have since been filed. To the Corporation's knowledge, all other Section 16(a) filing requirements applicable to the Corporation's officers and directors were complied with during 1997 except that Mr. Barnhardt was delinquent in reporting one purchase transaction.


       PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

     The firm of KPMG Peat Marwick LLP, certified public accountants, has been appointed by the Board of Directors to serve as the Corporation's independent accountants for 1998, and a proposal to ratify that appointment will be introduced at the Annual Meeting. KPMG Peat Marwick LLP has served as independent accountants for the Corporation since its organization as the parent holding company of the Bank during 1983, and previously had served as independent accountants for the Bank since 1975. If shareholders do not approve this proposal, the Board of Directors will reconsider the appointment.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.


                           PROPOSALS OF SHAREHOLDERS

     It currently is expected that the 1999 Annual Meeting will be held during April 1999. Any proposal of a shareholder which is intended to be presented at the 1999 Annual Meeting must be received by the Corporation at its principal executive office in Durham, North Carolina, not later than November 16, 1998 in order to be included in the Corporation's proxy statement and form of appointment of proxy to be issued in connection with that meeting.




March 18, 1998

                             [MAP -- CAMPUS -- UNC]

CCB                                               Appointment
FINANCIAL                                              of
CORPORATION                                          Proxy
111 Corcoran Street, Post Office Box 931
Durham, North Carolina 27702-0931
-------------------------------------------------------------

This Appointment of Proxy is Solicited on Behalf of the Board of Directors The under signed hereby appoints Leo P. Pylypec, W. Harold Parker, Jr., and Manuel
L. Rojas, and each of them, as attorneys and proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as directed below all the shares of common stock of CCB Financial Corporation (the "Corporation") held of record by the under signed on February 27, 1998 at the Annual Meeting of Shareholders of the Corporation to be held on April 21, 1998 and any adjournments thereof. The undersigned hereby directs that such shares be voted as follows:



1. AMENDMENT OF AMENDED AND     [ ] FOR     [ ] AGAINST      [ ] ABSTAIN
   RESTATED CHARTER:
2. ELECTION OF DIRECTORS:       [ ] FOR     [ ] WITHHOLD     [ ] FOR ALL EXCEPT

Nominees: Three-Year Term: John M. Barnhardt, James B. Brame, Jr., David B. Jordan, C. Dan Joyner, Eric B. Munson, David E. Shi, Jimmy K. Stegall. Two-Year
Term: W.L Abercrombie, Jr. One-Year Term: Blake P. Garrett, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee mark "For All Except" and write that nominee's name in the space provided below.

3. RATIFICATION OF THE APPOINTMENT OF KPMG
 PEAT MARWICK LLP AS THE CORPORATION'S
     INDEPENDENT ACCOUNTANTS FOR 1998:       [ ] FOR  [ ] AGAINST[ ] ABSTAIN

4. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" Proposals 1 and 3 above, and "FOR" the election of each of the nominees for director as listed in Proposal 2 by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any nominee listed in Proposal 2 becomes unavailable for any reason, the proxies are authorized to vote for a substitute nominee.

Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


       Date:                                                              , 1998
      --------------------------------------------------------------------



                                                ------------------------------
                                                Shareholder sign above



                                                ------------------------------
                                                Co-holder (if any) sign above


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY